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                              August 25, 2000 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.30
                                                   TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest     Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate         Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 11,631,918   8.085536%    $   78,375    $   78,375   $  275,628       11,356,290
  R                100             0   8.085536%             0             0            0                0
  B-1        5,257,000     1,850,438   8.085536%        12,468        12,468       18,135        1,832,302
  B-2       13,142,815     4,626,205   8.085536%        31,171        31,171       45,339        4,580,866

          $350,471,515    18,108,561                $  122,015    $  122,015   $  339,102     $ 17,769,458




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